                                                                     EXHIBIT 4.6

                                SEVENTH AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT


         This SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT is made and entered into as of November 15, 1999 (this "Amendment"), by and among (a) ITEQ, INC., a Delaware corporation (the "Borrower"), (b) THE GUARANTORS, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (collectively, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as heretofore amended, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower and the Guarantors have requested the Banks and the Agent to amend certain provisions of the Credit Agreement; and

         WHEREAS, the Banks and the Agent have agreed to honor such request upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. AMENDMENTS UNDER THE CREDIT AGREEMENT.

         SECTION 1.1 DEFINITIONS.

         (a) The following new definitions are hereby inserted in Section 1.1 of Credit Agreement in their appropriate alphabetical order:

         "September 1999 Special Charge. An amount equal to the lesser of (i) the aggregate amount of any loss or losses on discontinued operations of any of Trusco Tank, Inc., Reliable Steel, Inc., Graver Manufacturing Co., Inc. and the HMT and BMT divisions of ITEQ Storage Systems, Inc. for the month of September, 1999, and for the fiscal quarter ended September 30, 1999, taken in accordance with generally accepted accounting principles on account of the proposed sale or sales of such businesses by the Borrower and its Subsidiaries and (ii) $16,287,000. "


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                                        2


         "September 1999 Waiver. The Limited Waiver Regarding Disposition of Certain Assets and Certain Financial Covenants dated as of September 30, 1999, as modified prior to the Seventh Amendment Effective Date, among the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent."

         "Seventh Amendment. The Seventh Amendment to Revolving Credit Agreement dated as of November 15, 1999, among the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent."

         "Seventh Amendment Effective Date. The date on which the conditions set forth in Section 3 of the Seventh Amendment are satisfied."

         (b) The definition of "Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA" in Section 1.1 is hereby amended by adding, at the end of such definition, the following new sentence:

                  "Solely for the month of September, 1999, and for the fiscal quarter ended September 30, 1999, the term includes an addition for an amount equal to the September 1999 Special Charge to the extent that the September 1999 Special Charge would have otherwise been deducted in the computation of EBITDA for such periods."

         (c) The definition of "Interest Period" in Section 1.1 is hereby amended by inserting, after each of clauses (a) and (b), the following words:

                  "if made prior to November 10, 1999, or, if the Loan and Letter of Credit Request is made on and after November 10, 1999, ending one (1) month thereafter."

         (d) The definition of "Net Worth" in Section 1.1 is hereby amended by inserting the following sentence at the end of the definition:

                  "The term includes an addition for an amount equal to the September 1999 Special Charge to the extent that the September 1999 Special Charge would have otherwise been deducted from stockholders' equity in the computation of Net Worth."

         SECTION 1.2 AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT. Section
2.1 is hereby amended as follows.

         (a) The Total Commitment is permanently reduced to $115,000,000.

         (b) The first dollar figure in the first sentence of Section 2.1 of the Credit Agreement, is, on the date hereof, the sum of $118,221,980.97 after taking into account adjustments for asset sales proceeds applied thereto under the September 1999 Waiver (as defined in Section 1.1). Such dollar figure is further reduced to $115,000,000.


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                                       3


         (c) The parties hereto acknowledge that the second dollar figure in the first sentence of Section 2.1 of the Credit Agreement, is, on the date hereof, the sum of $107,221,980.97, after taking into account adjustments for asset sales proceeds applied thereto under the September 1999 Waiver (as defined in Section 1.1).

         SECTION 1.3 AMENDMENT TO SECTION 8.3 OF THE CREDIT AGREEMENT. Section
8.3 of the Credit Agreement is hereby amended by deleting the section in its entirety and replacing it with the following section:

                  "SECTION 8.3 INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 1999, the ratio of (i) EBITDA minus Capital Expenditures for (A) the two fiscal quarters ending December 31, 1999,
         (B) the three consecutive fiscal quarters ending March 31, 2000, and
         (C) any period of four consecutive fiscal quarters ending thereafter to
         (ii) Consolidated Total Interest Expense for such period of two, three or four consecutive fiscal quarters, as applicable, shall not be less than the ratios set forth in the table below opposite the period in which such period ends:


--------------------------------------------------------------------------------
                    Period:                                       Ratio:
--------------------------------------------------------------------------------
      October 1, 1999 - December 31, 1999                         1.50:1
--------------------------------------------------------------------------------
        January 1, 2000 - June 30, 2000                           1.75:1
--------------------------------------------------------------------------------
          July 1, 2000 and thereafter                             2.00:1"
--------------------------------------------------------------------------------

         SECTION 1.4 AMENDMENT TO SECTION 8.4 OF THE CREDIT AGREEMENT. Section
8.4 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such section:

                  "For purposes of computing the foregoing ratio, there shall be excluded from the computation of consolidated current liabilities, to the extent otherwise included therein, (a) the amount of any the Obligations and (b) any liabilities arising from the operations of the Borrower and its Subsidiaries proposed to be discontinued, as referred to in the definition of `September 1999 Special Charge,' and comprising amounts included in the September 1999 Special Charge."

         SECTION 1.5 AMENDMENT TO SECTION 8.6 OF THE CREDIT AGREEMENT Section
8.6 of the Credit Agreement is hereby amended by deleting the section in its entirety and replacing it with the following section:

         "SECTION 8.6 MINIMUM EBITDA REQUIREMENTS.


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                                       4


                  (a) The Borrower shall not cause or permit EBITDA to be less than (i) $4,850,000 for the fiscal quarter ending on December 31, 1999, or (ii) $5,000,000 for any fiscal quarter ending on or after March 31, 2000. The minimum EBITDA covenant contained in the foregoing clause (i) shall not be effective until February 1, 2000. The covenant shall become effective, and EBITDA for such quarter shall be determined, on February 1, 2000.

                  (b) The Borrower shall not cause or permit EBITDA, plus, for any month, any noncash losses incurred in that month in connection with the Clinton Sale, to be less than (i) $0 for the month of September 1999, (ii) $0 for the month of October 1999, (iii) $100,000 for the month of November 1999 and (iv) $100,000 for the month of December 1999. The term "Clinton Sale," as used in Section 8.6(b) has the same meaning in Section 8.6(b) as in the September 1999 Waiver.

                  (c) On or before November 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with Section 8.6(b) as it applies as of the end of October 1999. On or before December 25, 1999, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with Section 8.6(b) as it applies as of the end of November 1999. On or before January 25, 2000, the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with Section 8.6(b) as it applies as of the end of December 1999."

         SECTION 1.6 AMENDMENT TO SECTION 8.7 OF THE CREDIT AGREEMENT Section
8.7 of the Credit Agreement is hereby amended by deleting the words "December 14, 1998" and replacing them with the words "February 1, 2000."

         SECTION 2. AMENDMENT FEES. The Borrower hereby agrees to pay to the Agent, for the account of each Bank that executes this Amendment, an amendment fee equal to $25,000 (the "Amendment Fee"). The Amendment Fee shall be shared pro rata by the Banks that execute this Amendment in accordance with their Commitments. The Amendment Fee shall be nonrefundable and fully earned as of the date hereof.

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of November 15, 1999, subject to the satisfaction of the following conditions on or prior to such date:

                  3.1 AMENDMENT. This Amendment shall have been duly executed and delivered by the Borrower, the Guarantors, the Majority Banks and the Agent.

                  3.2 AMENDMENT FEE, ETC. The Amendment Fee shall have been paid to the Agent for the account of each of the Banks that executes this


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                                       5


         Amendment. The Borrower shall have paid all unpaid fees and expenses of Bingham Dana LLP, the Agent's counsel, and of PricewaterhouseCoopers LLP, financial consultant to the Agent's counsel, to the extent that copies of invoices therefore have been presented to the Borrower.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

                  SECTION 4.1 REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Each of the representations and warranties of the Borrower contained in the Credit Agreement as modified hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as modified hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Amendment, no Default or Event of Default has occurred and is continuing.

                  SECTION 4.2 AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Borrower and the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or Guarantors so as to materially adversely affect the assets, business or any activity of the Borrower or Guarantors, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or Guarantors or any agreement or other instrument binding upon them. The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of the Borrower and Guarantors enforceable against each in accordance with the respective terms and provisions hereof.

         SECTION 5. BANK GROUP FINANCIAL CONSULTANT. The Borrower and the Guarantors acknowledge that, in connection with Bingham Dana LLP's representation of the Agent on matters relating to the Credit Agreement and the other Loan Documents, Bingham Dana LLP will continue to retain
PricewaterhouseCoopers LLP as a financial consultant and that, pursuant to
Section 15 of the Credit Agreement, the fees and expenses of PricewaterhouseCoopers LLP shall be for the account of, and shall continue to be paid by, the Borrower.

         SECTION 6. RATIFICATION, ETC.


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                                       6


         (a) The provisions of Section 2.1 of the September 1999 Waiver (as defined in Section 1.1) shall continue in full force and effect. The provisions of Sections 2.2, 2.3 and 2.4 of the September 1999 Waiver are superseded by the amendments contained in this Amendment.

         (b) Except as expressly modified hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment, together with the Credit Agreement, shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as modified by this Amendment. This Amendment is a Loan Document.

         SECTION 7. RELEASE. In order to induce the Agent and the Banks to enter into this Amendment, each of the Borrower and the Guarantors acknowledges and agrees that: (i) neither the Borrower nor any Guarantor has any claim or cause of action against the Agent or any Bank (or any of its respective directors, officers, employees or agents); (ii) neither the Borrower nor any Guarantor has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to the Agent or any Bank; and (iii) each of the Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower and each Guarantor. The Borrower and the Guarantors wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's and the Banks' rights, interests, contracts, collateral security or remedies. Therefore, each of the Borrower and the Guarantors unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Bank to either the Borrower and any Guarantor, except the obligations to be performed by the Agent or any Bank on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower or any Guarantor might otherwise have against the Agent, any Bank or any of its directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

         SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

         SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF


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                                       7


SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.


                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

THE BORROWER:

ITEQ, INC.


By: /s/ Mark E. Johnson
    -------------------------
    Name: Mark E. Johnson
        Title: Chairman

THE GUARANTORS:

ITEQ MANAGEMENT COMPANY
 EXELL, INC. (a Delaware corporation which is successor by merger to EXELL. INC., a Texas corporation)
 ITEQ TANK SERVICES, INC. (successor by
   merger to HMT TANK SERVICE, INC.)
 RELIABLE STEEL, INC.
 AIR-CURE DYNAMICS, INC.
 AMEREX INDUSTRIES, INC.
 OHMSTEDE, INC.
 INTEREL ENVIRONMENTAL
   TECHNOLOGIES, INC.
 ALLIED INDUSTRIES, INC.
 ITEQ CONSTRUCTION SERVICES, INC.
   (f/k/a HMT CONSTRUCTION SERVICES,
   INC.)
 ITEQ INTELLECTUAL PROPERTIES, INC.
   (f/x/a AIX INTELLECTUAL PROPERTIES,
   INC.)
 ITEQ INVESTMENTS, INC. (f/k/a
   ASTROTECH INVESTMENTS, INC.)
 TEXOMA TANK COMPANY, INC.
 ITEQ STORAGE SYSTEMS, INC. (f/k/a
   BROWN-MINNEAPOLIS TANK &
   FABRICATING CO., successor by merger to
   HMT, INC., HMT SENTRY SYSTEMS, INC.
   and TRUSCO TANK, INC.)
 GRAVER MANUFACTURING CO., INC.
   (f/k/a GRAVER HOLDING COMPANY,
   successor by merger to GRAVER TANK &
   MFG. CO., INC., GRAVER TANK
   INTERNATIONAL, INC., GRAVER POWER,
   INC., and GRAVER TANK & VESSEL, INC.)
 G.L.M. ACQUISITION, L.L.C.



 By:     /s/ Mark E. Johnson
     ----------------------------
     Name: Mark E. Johnson
     Title: Chairman

THE LENDERS:

BANKBOSTON, N.A.,
   individually and as Agent


By:      /s/ Virginia Dennett
    --------------------------------------
      Name: Virginia Dennett
      Title: Vice Pres.



DEUTSCHE BANK AG,
   individually and as Documentation Agent


By:      /s/ Silvia L. Spear
    --------------------------------------
      Name: Silvia L. Spear
      Title: Director


By:      /s/ M. S. Cheever
    --------------------------------------
      Name: M. S. Cheever
      Title: Managing Director



BANK OF SCOTLAND


By:      /s/ Janet Taffe
    --------------------------------------
      Name: Janet Taffe
      Title: Asst. Vice President



BANK ONE, TEXAS, N.A.


By:      /s/ Bradley C. Peters
    --------------------------------------
      Name: Bradley C. Peters
      Title: Vice President



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                                      -4-


PARIBAS (f/k/a Banque Paribas)

By:      /s/ Timothy A. Donnon
   -------------------------------------
      Name: Timothy A. Donnon
      Title: Managing Director


By:      /s/ Rosine K. Matthews
   -------------------------------------
      Name: Rosine K. Matthews
      Title: Vice President


COMERICA BANK

By:      /s/ Mark B. Grover
   -------------------------------------
      Name: Mark B. Grover
      Title: Vice President


THE FUJI BANK, LIMITED

By:      /s/ Yuji Tanaka
   -------------------------------------
      Name: Yuji Tanaka
      Title: Vice President & Manager


HIBERNIA NATIONAL BANK

By:
   -------------------------------------
      Name:
      Title:


BANK OF AMERICA, N.A., (f/k/a NationsBank, N.A.)

By:      /s/ William E. Livingstone, III
   --------------------------------------
      Name: William E. Livingstone, III
      Title: Managing Director


UNION BANK OF CALIFORNIA, N.A.


By:      /s/ Emily Denny McKnight
   --------------------------------------
      Name: Emily Denny McKnight
      Title: Vice President



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                                      -5-


CHASE BANK TEXAS, NATIONAL ASSOCIATION
   (f/k/a Texas Commerce Bank, N.A.)


By:      /s/ Bruce A. Shilcutt
   -----------------------------------
      Name: Bruce A. Shilcutt
      Title: Vice President